Exhibit 99.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2018, by and between Akebia Therapeutics, Inc., a Delaware corporation (“Akebia”), and the undersigned stockholder (the “Stockholder”) of Keryx Biopharmaceuticals, Inc., a Delaware corporation (“Keryx”).

WITNESSETH:

WHEREAS, Keryx, Akebia and Alpha Therapeutics Merger Sub, Inc., a Delaware corporation (“Merger Sub”) have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into Keryx, the separate corporate existence of Merger Sub will thereupon cease and Keryx will continue as the surviving corporation and a wholly owned Subsidiary of Akebia (the “Merger”);

WHEREAS, pursuant to the Merger, all outstanding shares of capital stock of Keryx will be converted into the right to receive the consideration set forth in the Merger Agreement.

WHEREAS, as of the date hereof, the Stockholder or its affiliates is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) of that number of shares of the outstanding capital stock of Keryx, and the holder of Zero Coupon Convertible Senior Notes due 2021 (the “Notes”) convertible into that number of shares of capital stock of Keryx, in each case, as set forth on the signature page of this Agreement.

WHEREAS, as a condition and inducement to the willingness of Keryx and Akebia to enter into the Merger Agreement, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.    Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)    “Acquisition Proposal” shall mean an Acquisition Proposal (as defined in the Merger Agreement) in respect of Akebia.

(b)    “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 7 thereof, (ii) such date and time as the Merger shall be consummated in accordance with the terms and provisions of the Merger Agreement, (iii) a Superior Proposal or (iv) in the event that the Keryx Board or any committee thereof (A) makes a Keryx Adverse Recommendation Change, (B) does not include the Keryx Recommendation in the Joint Proxy Statement or (C) publicly proposes or allows Keryx to publicly propose to take either of the actions set forth in clause (A) or (B) of this Section 1(b)(iii).

(c)    “Shares” shall mean (i) all shares of capital stock of Keryx (including Keryx Shares) beneficially owned by the Stockholder or its affiliates as of the date hereof other than unissued Keryx Shares issuable upon conversion of the Notes, and (ii) all additional shares of capital stock of Keryx (including Keryx Shares) which the Stockholder or its affiliates acquires beneficial ownership of during the period from the date of this Agreement through the Expiration Date (including by way of exercise of any convertible or derivative security, stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like, but excluding all unissued Keryx Shares issuable upon conversion of the Notes).

(d)    “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), transfers, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such Share or any interest in or right to such Share, (ii) deposits any Share into a voting trust or enters into a voting agreement or arrangement or grants any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

2.    Transfer Restrictions. The Stockholder agrees that from the date hereof until the Expiration Date, the Stockholder shall not Transfer (or cause, permit or commit to the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) transferring Shares to Affiliates, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement, (ii) transferring Shares to any custodian or nominee for the purpose of holding such Shares for the account of the Stockholder or its Affiliates or (iii) with Akebia’s prior written consent and in Akebia’s sole discretion (such exceptions set forth in sections (i), (ii) and (iii), referred to as “Permitted Transfers”). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

3.    Agreement to Vote Shares.

(a)    From the date hereof until the earlier of (x) the receipt of Keryx Shareholder Approval and (y) the Expiration Date, at every meeting of the stockholders of Keryx, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Keryx, the Stockholder (in the Stockholder’s capacity as such) agrees to, unconditionally and irrevocably, vote, or to cause the holder of record on any applicable record date to vote, all Shares that are then-owned by the Stockholder and entitled to vote or act by written consent:

(i)    in favor of the adoption of the Merger Agreement, and in favor of any other matters presented or proposed as to approval of the Merger or any part or aspect thereof or any other transactions contemplated by the Merger Agreement;

(ii)    against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement;

(iii)    against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving Keryx or any Keryx Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of Keryx or any Keryx Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Keryx or any Keryx Subsidiaries, (D) any material change in the capitalization of Keryx or any Keryx Subsidiaries, or the corporate structure of Keryx or any Keryx Subsidiaries, (E) any Acquisition Proposal or (F) any other action that is intended to, or would reasonably be expected to materially, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement;

(iv)    against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Akebia contained in the Merger Agreement, or of the Stockholder contained in this Agreement; and

(v)    in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

The Stockholder shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on any matters other than those set forth in clauses (i) through (v), above, that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(b)    The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4.    No Solicitation.

(a)    From the date hereof until the Expiration Date, the Stockholder shall not, and shall instruct its Representatives not to, directly or indirectly, (i) initiate, seek or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information) or take any other action that is reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal with respect to Keryx, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to, Keryx or any of its Subsidiaries to any Person that has made or could reasonably be expected to make an Acquisition Proposal with respect to Keryx or (iii) enter into any agreement with a party other than Akebia, Keryx or their Affiliates, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement, with respect to an Acquisition Proposal with respect to Keryx. The Stockholder shall, and shall instruct its Representatives to, (x) cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than Akebia and its Affiliates) conducted heretofore with respect to an Acquisition Proposal, or which could reasonably be expected to lead to an Acquisition Proposal, and, in connection therewith, immediately discontinue access by any Person (other than Akebia and its Affiliates) to any data room (virtual or otherwise) established for such purpose and (y) request the return or destruction of all confidential and non-public information provided to third parties (other than the Stockholder’s Representatives) since January 1, 2017, relating to an Acquisition Proposal, within two (2) Business Days from the date hereof.

(b)    In addition to the obligations set forth in Section 4(a), the Stockholder shall, subject to applicable law, rule or regulation (including that of a national securities exchange or self-regulatory organization), (i) as promptly as practicable after receipt thereof, and in any event within 24 hours, advise Akebia in writing of any request for information or any Acquisition Proposal with respect to Keryx, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and (ii) provide to Akebia copies of any written materials received by the Stockholder in connection with any of the foregoing and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions are taking place.

5.    Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder, or a designee of the Stockholder, who is a director or officer of Keryx from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of Keryx, in the Stockholder’s, or its designee’s, sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of Keryx). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of Keryx.

6.    Update of Beneficial Ownership Information. Promptly following the written request of Akebia, the Stockholder shall send to Akebia a notice in the form of Exhibit A hereto, setting forth the number of Shares beneficially owned by such Stockholder or its affiliates as of the record date of the Keryx Stockholders’ Meeting.

7.    Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Akebia as follows:

(a)    Power; Organization; Binding Agreement. The Stockholder has full power and authority (or capacity, in the case of Stockholders that are natural persons) to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. In the case of Stockholders that are not natural persons, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Akebia, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)    No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which the Stockholder is a party or by which the Stockholder may be bound, including any voting agreement or voting trust, (ii) violate any Law or order applicable to the Stockholder or (iii) violate the constituent or organizational document of such Stockholder, in the case of Stockholders that are not natural persons, except, in each case, as would not prevent or materially delay such Stockholder from performing such Stockholder’s obligations under this Agreement.

(c)    Ownership of Shares. The Stockholder, together with its Affiliates, (i) is the sole beneficial owner of the shares of capital stock of Keryx set forth on the signature page of this Agreement, all of which are free and clear of any Lien (except any Lien arising under securities laws or arising hereunder), (ii) is the beneficial owner of the Notes convertible into the number of Keryx Shares set forth on the signature page of this Agreement, all of which Keryx Shares issuable upon the conversion of such Notes are free and clear of any Lien (except any Lien arising under securities laws or arising hereunder) and (iv) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any voting securities of Keryx other than as set forth on the signature page of this Agreement.

(d)    Voting Power. The Stockholder, or its Affiliate, The Baupost Group, L.L.C., have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and arising under the terms of this Agreement.

(e)    No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

(f)    Reliance by Akebia. The Stockholder understands and acknowledges that Akebia is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(g)    No Legal Actions. Stockholder agrees that Stockholder will not in Stockholder’s capacity as a Stockholder of Keryx bring, commence, institute, maintain, prosecute or voluntarily aid any Action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Keryx voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Keryx Board, breaches any fiduciary duty of the Keryx Board or any member thereof.

8.    Certain Restrictions. The Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect.

9.    Disclosure. The Stockholder shall permit Keryx and Akebia to disclose in all documents and schedules filed with the SEC that Keryx and Akebia, as applicable, reasonably determines to be necessary in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review, comment upon and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed.

10.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Keryx or Akebia any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

11.    Further Assurances. Subject to the terms and conditions of this Agreement, upon the reasonable request of Keryx, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.

12.    Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Stockholder hereby authorizes Keryx or its counsel to notify Keryx’s transfer agent that there is a stop transfer order with respect to all of the Shares of the Stockholder (and that this Agreement places limits on the voting and transfer of such Shares).

13.    Termination. This Agreement, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any willful breach of this Agreement prior to such termination, provided that in no event shall the Stockholder’s monetary damages exceed the value of the aggregate Merger Consideration to which it would be entitled pursuant to the Merger Agreement. This Section 13 and Sections 1, 4 and 14 (as applicable) shall survive any termination of this Agreement.

14.    Miscellaneous.

(a)    Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Body of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the parties hereto with respect to such provision.

(b)    Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties (whether by operation of law or otherwise) without prior written consent of the other.

(c)    Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)    Specific Performance; Injunctive Relief. The parties hereto acknowledge that Akebia shall be irreparably harmed and that there shall be no adequate remedy at law for a breach of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Akebia upon any such breach (or threatened breach), Akebia shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Akebia at law or in equity.

(e)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) or email to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice), or pursuant to such other instructions as may be designated in writing by the party to receive such notice (i) if to Akebia, at the address set forth in Section 8.10 of the Merger Agreement (with a copy, which shall not constitute notice, to the party to receive a copy pursuant to Section 8.10 of the Merger Agreement at the address set forth therein) and (ii) if to the Stockholder:

c/o The Baupost Group, L.L.C.

10 St. James Avenue

Boston, MA 02116

Attention: Frederick H. Fogel

Email: ffogel@baupost.com

Office: (617) 210-8300

with a copy to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

Attention: Jeffrey Katz

Emails: jeffrey.katz@ropesgray.com

Office: (617) 951-7000

(f)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by the other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)    No Third Party Beneficiaries. This Agreement is not intended to confer and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.

(h)    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

(i)    Submission to Jurisdiction. The parties agree that the appropriate Forum for any disputes between the parties hereto arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be in the Court of Chancery in the City of Wilmington, New Castle County, Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be in the federal district court sitting in Wilmington, Delaware, or, in the event such federal district court lacks subject matter jurisdiction, then in the superior court in the City of Wilmington, New Castle County, Delaware. The parties irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The parties further agree that no party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of any party to obtain execution of a judgment in any other jurisdiction. The parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in this Section 15(b).

(j)    Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k)    Entire Agreement. This Agreement contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(l)    Interpretation.

(i)    Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(m)    Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(n)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(o)    Conversion of the Notes. Akebia expressly acknowledges and agrees that (i) the Stockholder is under no obligation pursuant to this Agreement that the Notes be converted, and the Keryx Shares underlying the Notes be issued prior to the record date of the Keryx Shareholders’ Meeting, and (ii) if the Notes are not converted prior to the record date of the Keryx Shareholders’ Meeting, the Keryx Shares underlying the Notes will not be eligible to be voted thereat.

(p)    No Agreement Until Executed. Irrespective of negotiations between the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) each of the Akebia and Keryx Boards, as applicable, has approved, for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by each party hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

AKEBIA THERAPEUTICS, INC.

By	/s/ John P. Butler
Name:	John P. Butler
Title:	President and Chief Executive Officer

STOCKHOLDER
BAUPOST GROUP SECURITIES, L.L.C.

By	/s/ James F. Mooney III
Name:	James F. Mooney III
Title:	Partner

Shares beneficially owned as of the date hereof:

25,791,678 Keryx Shares

35,582,335 Keryx Shares issuable upon the conversion of Zero Coupon Convertible Senior Notes due 2021

[Signature Page to Voting Agreement]

EXHIBIT A

NOTICE OF BENEFICIAL OWNERSHIP

[DATE]1

The undersigned stockholder or its affiliates (the “Stockholder”) of Keryx Biopharmaceuticals, Inc., a Delaware corporation (“Keryx”), hereby notifies Akebia Therapeutics, Inc., a Delaware corporation (“Akebia”), that, as of the date hereof, such Stockholder or its affiliates beneficially owns the number of Shares set forth below. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Voting Agreement, dated June 28, 2018, between Akebia and the undersigned Stockholder.

[STOCKHOLDER]

By:
Name:
Title:

Shares beneficially owned as of the date hereof:

[    ] Keryx Shares

[    ] Keryx Shares issuable upon the conversion of Zero Coupon Convertible Senior Notes due 2021

[1]	Record Date of Keryx Stockholder Vote.